As filed with the Securities and Exchange Commission on November 12, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SolarWinds, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	7372	73-1559348
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

SolarWinds, Inc.

3711 South MoPac Expressway

Building Two

Austin, Texas 78746

(512) 682.9300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kevin B. Thompson

President, Chief Operating Officer

and Chief Financial Officer

SolarWinds, Inc.

3711 South MoPac Expressway

Building Two

Austin, Texas 78746

(512) 682.9300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul R. Tobias, Esq.

J. Robert Suffoletta, Esq.

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

900 South Capital of Texas Highway

Las Cimas IV, Fifth Floor

Austin, Texas 78746

(512) 338.5400

Laird H. Simons III, Esq. Robert A. Freedman, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988.8500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-162661

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock par value $0.001 per share	2,300,000	$18.75	$43,125,000	$2,407

(1)	Includes 300,000 shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Based on the public offering price.
(3)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-162661), as amended, is hereby registered.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b)

under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of SolarWinds, Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Company’s Registration Statement on Form S-1, as amended (File No. 333-162661), initially filed by the Company on October 26, 2009 and declared effective by the Securities and Exchange Commission (the “Commission”) on November 12, 2009, are incorporated in this Registration Statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

UNDERTAKING

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this registration statement by wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on November 13, 2009); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than November 13, 2009.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

All exhibits filed with or incorporated by reference in the Company’s Registration Statement on Form S-1, as amended (File No. 333-162661), are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith.

Exhibit Number	Exhibit Title

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on November 12, 2009.

SOLARWINDS, INC.

By:	/s/ MICHAEL S. BENNETT
Michael S. Bennett, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL S. BENNETT Michael S. Bennett	Chairman of the Board and Chief Executive Officer	November 12, 2009

/s/ KEVIN B. THOMPSON Kevin B. Thompson	President, Chief Operating Officer and Chief Financial Officer	November 12, 2009

/s/ J. BARTON KALSU J. Barton Kalsu	Chief Accountant and Vice President, Finance	November 12, 2009

* Steven M. Cakebread	Director	November 12, 2009

* Jeffrey L. Horing	Director	November 12, 2009

* Bob L. Martin	Director	November 12, 2009

* J. Benjamin Nye	Director	November 12, 2009

* Ellen F. Siminoff	Director	November 12, 2009

* John D. Thornton	Director	November 12, 2009

* Donald C. Yonce	Director	November 12, 2009

*By:	/s/ KEVIN B. THOMPSON
Kevin B. Thompson Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Title

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)